EXHIBIT 32.1

Section 1350 Certification by the Chief Executive Officer

          I, Timothy A. Richardson, the chief executive officer of Micro Linear Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

          (i) the Quarterly Report of the Company on Form 10-Q for the period ended October 2, 2005 (the “Report”), complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 16, 2005	/s/ Timothy A. Richardson

Timothy A. Richardson
Chief Executive Officer